Exhibit 99.1

PRESS RELEASE

MagnaChip Reports Third Quarter 2018 Financial Results

—Revenue up 16.6% Year-over-Year; Operating Income, Adjusted EBITDA Highest in Six Years—

SEOUL, South Korea and SAN JOSE, Calif., October 30, 2018 — MagnaChip Semiconductor Corporation (NYSE: MX) today announced financial results for the third quarter of 2018 ended September 30.

Q3 2018 Summary

•	Revenue of $206 million within the guidance range of $200-210 million, and highest since fourth quarter of 2012; revenue increased 16.6% Year-over-Year (YoY) as Display and Power showed gains.

•	Standard Products Group revenue grew 26.8% YoY; gross margin of 28.8% sets record

•	OLED display driver revenue of $58.3 million up 232.2% YoY; OLED revenue at nearly $155 million Year-to-Date (YTD) and poised to set revenue record in 2018

•	Highest-ever Power standard products revenue; increased 14% YoY

•	Total gross profit margin of 27.1% in line with 26-28% guidance range, and down 1.4 percentage points YoY; gross profit dollars of $55.7 million increased 10.8% YoY

•	Operating income of $18.3 million, or 8.9% of revenue, increased 17.9% YoY

•	Adjusted EBITDA of $27.9 million, or 13.5% of revenue, increased 12.8% YoY

CEO Comments from YJ Kim:

“Revenue increased 16.6% from the same quarter a year ago, and was the highest since the fourth quarter of 2012.

Within the Standard Products Group, the Power products business generated record revenue of $44.5 million and achieved double-digit growth year-over-year as well as sequentially. The OLED display driver business, which represented 75% of the total Display business, grew three-fold to $58.3 million. With OLED revenue of nearly $155 million through the first three quarters of 2018, we are on track to surpass the previous record of $161 million achieved in 2016. During Q3, six smartphones with our OLED drivers were launched, as anticipated, and we continued to win several new designs for smartphones in Asia.”

CFO Comments from Jonathan Kim:

“Key profitability metrics continued to improve in Q3. Higher revenue contributed to a year-over-year increase in gross profit dollars, operating income and Adjusted EBITDA. Gross profit dollars of $55.7 million increased 10.8% year-over-year, operating income of $18.3 million increased 17.9% and Adjusted EBITDA of $27.9 million rose 12.8%. Total revenue, operating income and Adjusted EBITDA all were at their highest levels since the fourth quarter of 2012. Total gross margin of 27.1% was in line with the previous guidance of 26-28% despite headwinds from higher wafer prices and lower fab utilization. As previously stated, the Company remains fully committed to improving profitability over time.”

Third Quarter Financial Review

Total Revenue

Total revenue in the third quarter of 2018 was $206.0 million, up 16.6% as compared to reported revenue of $176.7 million from the third quarter of 2017, and up 3.2% from $199.7 million in the second quarter of 2018.

Segment Revenue and Segment Adjustments

In January 2018, as part of the Company’s ongoing portfolio optimization effort to realign business processes and streamline the organizational structure, the Company transferred a portion of the non-OLED Display business, which was $11.5 million for Q3 2018 and $19.6 million YTD, from the Standard Products Group to the Foundry Services Group. As a result, the historical financial results below are discussed both on an as reported and as adjusted basis for comparative purposes.

Foundry Services Group revenue in the third quarter was $83.9 million, up 4.3% from, on an as reported basis, $80.4 million in the third quarter of 2017, and up 3.7% from the second quarter of 2018; and on an as adjusted basis, down 5.8% from the third quarter of 2017, and down 4.2% from the second quarter of 2017.

Following the strategic realignment and portfolio optimization discussed above, Standard Products Group revenue in the third quarter of 2018 was $122.0 million, up 26.8% year-over-year on an as reported basis and up 2.8% sequentially; and on an as adjusted basis, up 39.3% year-over-year, and up 54.4% from the second quarter of 2017. The improved results in the Standard Products Group reflected continued higher demand for premium Power products as well as continued strong demand for mobile OLED drivers, primarily from China manufacturers.

Total Gross Profit and Gross Profit Margin

Total gross profit in the third quarter of 2018 was $55.7 million or 27.1% as a percentage of sales as compared with gross profit of $50.3 million or 28.5% gross profit margin in the third quarter of 2017, and $53.9 million or 27.0% gross profit margin for the second quarter of 2018.

Segment Gross Profit Margin

Foundry Services Group gross profit margin was 24.4% in the third quarter of 2018 as compared with 30.3% on an as reported basis in the third quarter of 2017 and 27.4% in the second quarter of 2018. The Foundry Services Group gross profit margin was, on an as adjusted basis, 29.6% in the third quarter of 2017 and 28.2% in the second quarter of 2017. The Standard Products Group gross profit margin was 28.8% in the third quarter of 2018 as compared with, on an as reported basis, 26.9% in the third quarter of 2017, and 26.6% in the second quarter of 2018. The Standard Products Group gross profit margin was, on an adjusted basis, 27.3% in the third quarter of 2017, and 27.7% in the second quarter of 2017.

Operating Income, Net Income, Adjusted Net Income, Adjusted EBITDA

Operating income, on a GAAP basis, for the third quarter was $18.3 million as compared with $15.5 million in the third quarter of 2017 and $13.9 million in the second quarter of 2018.

Net income on a GAAP basis, for the third quarter was $17.2 million or $0.50 per basic share and $0.41 per diluted share, as compared with net income of $5.6 million or $0.16 per basic share and $0.15 per diluted share in the third quarter of 2017, and a net loss of $21.5 million or $0.62 cents per basic share and diluted share in the second quarter of 2018. The net income in the third quarter was attributable primarily to a non-cash foreign exchange gain on the Company’s intercompany loans.

Adjusted Net Income, a non-GAAP financial measure, for the third quarter of 2018 totaled $13.3 million or $0.38 per basic share and $0.32 per diluted share, as compared with Adjusted Net Income of $11.4 million or $0.33 per basic share and $0.28 per diluted share in the third quarter of 2017, and compared with Adjusted Net Income of $8.9 million or $0.26 per basic share and $0.23 per diluted share in the second quarter of 2018.

Adjusted EBITDA, a non-GAAP financial measure, in the third quarter was $27.9 million or 13.5% of revenue, as compared with Adjusted EBITDA of $24.7 million or 14.0% of revenue in the third quarter of 2017, and compared with Adjusted EBITDA of $23.5 million or 11.8% of revenue in the second quarter of 2018.

Management believes that non-GAAP financial measures, when viewed in conjunction with GAAP results, can provide a meaningful understanding of the factors and trends affecting MagnaChip’s business and operations and assist in evaluating our core operating performance. However, such non-GAAP financial measures have limitations and should not be considered as a substitute for net income or as a better indicator of our operating performance than measures that are presented in accordance with GAAP. A reconciliation of GAAP results to non-GAAP results is included in this press release.

Cash and cash equivalents totaled $133.5 million at the end of the third quarter, up from $131.7 million at the end of the second quarter of 2018.

Note: The following table sets forth information relating to our operating segments (in thousands). The historical amounts below are presented both on an as reported and as adjusted basis to show the impact of the strategic realignment and transfer of a portion of the non-OLED Display business from the Standard Products Group to the Foundry Services Group beginning in the first quarter of 2018:

	Three Months Ended
	September 30, 2018	September 30, 2017 As Reported	September 30, 2017 As Adjusted
Net Sales
Foundry Services Group	$83,862	$80,404	$89,004
Standard Products Group
Display Solutions	77,578	57,236	48,636
Power Solutions	44,458	39,001	39,001
Total Standard Products Group	$122,036	$96,237	$87,637
All other	102	56	56
Total net sales	$206,000	$176,697	$176,697

	Nine Months Ended
	September 30, 2018	September 30, 2017 As Reported	September 30, 2017 As Adjusted
Net Sales
Foundry Services Group	$242,198	$239,460	$260,095
Standard Products Group
Display Solutions	205,986	155,868	135,233
Power Solutions	123,153	109,595	109,595
Total Standard Products Group	$329,139	$265,463	$244,828
All other	167	169	169
Total net sales	$571,504	$505,092	$505,092

	Three Months Ended
	September 30, 2018		September 30, 2017 As Reported		September 30, 2017 As Adjusted
	Amount	% of Net Sales	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$20,443	24.4%	$24,374	30.3%	$26,344	29.6%
Standard Products Group	35,204	28.8	25,880	26.9	23,910	27.3
All other	102	100.0	56	100.0	56	100.0
Total gross profit	$55,749	27.1%	$50,310	28.5%	$50,310	28.5%

	Nine Months Ended
	September 30, 2018		September 30, 2017 As Reported		September 30, 2017 As Adjusted
	Amount	% of Net Sales	Amount	% of Net Sales	Amount	% of Net Sales
Gross Profit
Foundry Services Group	$63,292	26.1%	$69,894	29.2%	$74,326	28.6%
Standard Products Group	90,874	27.6	68,479	25.8	64,047	26.2
All other	18	10.8	169	100.0	169	100.0
Total gross profit	$154,184	27.0%	$138,542	27.4%	$138,542	27.4%

Third Quarter 2018 and Recent Company Highlights

MagnaChip:

•

Offered planar-type Hall-effect sensors for foundry customers. The Hall-effect sensor has been adopted by the market for an increasing number of applications, such as smartphone cameras for the closed-loop auto focus feature and for the auto iris function.

http://www.magnachip.com/aboutus/aboutus_sub12_view.html?tname=ez_Press_Room_e&seq=218&page=1

•

Hosted its annual Foundry Technology Symposium in Hsinchu, Taiwan on September 18th, 2018. The Foundry Technology Symposium showcased MagnaChip’s latest technology offerings and provide a wide-ranging overview of MagnaChip’s manufacturing capabilities, specialty technologies, target applications and end-markets.

http://www.magnachip.com/aboutus/aboutus_sub12_view.html?tname=ez_Press_Room_e&seq=218&page=1

•

Announced it has begun the mass production of foundry products for ABOV Semiconductor (“ABOV”) using MagnaChip’s 0.13-micron eFlash process. ABOV has previously used MagnaChip’s 0.18-micron eFlash process for volume production of various MCU (Microcontroller Units) products, and has begun migration to 0.13-micron eFlash process for its major products.

http://www.magnachip.com/aboutus/aboutus_sub12_view.html?tname=ez_Press_Room_e&seq=219&page=1

•

Announced it now offers a multi-channel Mini LED Driver for the rapidly growing digital signage market, leveraging the company’s more than 10 years of experience with BLU LED drivers in the television set market. MagnaChip’s new Mini LED Driver for digital signage is able to drive 36-channel LEDs concurrently, featuring high density, reduced energy consumption and more efficient product designs.

http://www.magnachip.com/aboutus/aboutus_sub12_view.html?tname=ez_Press_Room_e&seq=220&page=1

•

Announced it will hold a Foundry Technology Symposium at the Shangri-La Shenzhen, China, on November 27, 2018. After holding a successful Foundry Technology symposium in Shenzhen, China, in 2015, this second technology symposium is part of MagnaChip’s global foundry targeted geographic strategy to increase MagnaChip’s brand awareness in China.

http://www.magnachip.com/aboutus/aboutus_sub12_view.html?tname=ez_Press_Room_e&seq=221&page=1

Fourth Quarter 2018 Business Outlook

For the fourth quarter of 2018, MagnaChip anticipates:

•

Revenue in this seasonally soft quarter to be in the range of $174 million to $184 million, down sequentially about 13.1% at the mid-point of the projected range. The guidance for the fourth quarter compares with revenue of $206 million in the third quarter of 2018, and $174.6 million in the fourth quarter of 2017. The revenue guidance reflects an inventory correction from certain foundry customers, consistent with current macro trends.

•	Gross profit margin to be in the range of 25% to 27%. This compares to 27.1% in the third quarter of 2018, and 28.3% in the fourth quarter of 2017.

Third Quarter 2018 Conference Call

The conference call will be webcast live today at 5 p.m. EDT and also will be available by dialing toll-free at 1-844 536-5472. International call-in participants can dial toll-free at 1-614-999-9318. The conference ID number is 2362749. Participants are encouraged to initiate their calls at least 10 minutes in advance of the 5 p.m. EDT start time to ensure a timely connection. The webcast and earnings release will be accessible at www.magnachip.com.

A replay of the conference call will be available the same day and will run for 72 hours. The replay dial-in numbers are 1-404-537-3406 or toll-free at 1-855-859-2056. The access code is 2362749.

About MagnaChip Semiconductor Corporation

MagnaChip is a designer and manufacturer of analog and mixed-signal semiconductor platform solutions for communications, IoT, consumer, industrial and automotive applications. The Company’s Standard Products Group and Foundry Services Group provide a broad range of standard products and manufacturing services to customers worldwide. MagnaChip, with over 30 years of operating history, owns a portfolio of more than 3,000 registered patents and pending applications, and has extensive engineering, design and manufacturing process expertise. For more information, please visit www.magnachip.com. Information on or accessible through, MagnaChip’s website is not a part of, and is not incorporated into, this release.

Safe Harbor for Forward-Looking Statements

Information in this release regarding MagnaChip’s forecasts, business outlook, expectations and beliefs are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 that involve risks and uncertainties. These statements include statements about our future operating and financial performance, including fourth quarter 2018 revenue and gross profit expectations. All forward-looking statements included in this release are based upon information available to MagnaChip as of the date of this release, which may change, and we assume no obligation to update any such forward-looking statements. These statements are not guarantees of future performance and actual results could differ materially from our current expectations. Factors that could cause or contribute to such differences include general economic conditions, the impact of competitive products and pricing, timely design acceptance by our customers, timely introduction of new products and technologies, ability to ramp new products into volume production, industry wide shifts in supply and demand for semiconductor products, industry and/or company overcapacity, effective and cost efficient utilization of manufacturing capacity, financial stability in foreign markets and the impact of foreign exchange rates, unanticipated costs and expenses or the inability to identify expenses which can be eliminated, compliance with U.S. and international trade and export laws and regulations by us and our distributors, and other risks detailed from time to time in MagnaChip’s filings with the SEC, including our Form 10-K filed on February 22, 2018 and subsequent registration statements, amendments or other reports that we may file from time to time with the SEC and/or make available on our website. MagnaChip assumes no obligation and does not intend to update the forward-looking statements provided, whether as a result of new information, future events or otherwise.

CONTACTS: In the United States: Bruce Entin Investor Relations Tel. +1-408-625-1262 Investor.relations@magnachip.com	In Korea: Chankeun Park Director, Public Relations Tel. +82-2-6903-5223 chankeun.park@magnachip.com

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net sales	$206,000	$199,685	$176,697
Cost of sales	150,251	145,831	126,387

Gross profit	55,749	53,854	50,310

Gross profit %	27.1%	27.0%	28.5%
Operating expenses
Selling, general and administrative expenses	18,566	18,935	17,266
Research and development expenses	18,918	21,005	17,554

Total operating expenses	37,484	39,940	34,820

Operating income	18,265	13,914	15,490

Interest expense	(5,587)	(5,489)	(5,485)
Foreign currency gain (loss), net	6,002	(27,449)	(3,662)
Other income (expense), net	150	(960)	198

Income (loss) before income taxes	18,830	(19,984)	6,541
Income tax expenses	1,608	1,521	937

Net income (loss)	$17,222	$(21,505)	$5,604

Earnings (loss) per common share—
Basic	$0.50	$(0.62)	$0.16
Diluted	$0.41	$(0.62)	$0.15
Weighted average number of shares—
Basic	34,573,377	34,420,654	34,103,029
Diluted	46,021,610	34,420,654	45,542,418

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

RECONCILIATION OF NET INCOME TO ADJUSTED EBITDA AND ADJUSTED NET INCOME

(In thousands of US dollars, except share data)

(Unaudited)

	Three Months Ended
	September 30, 2018	June 30, 2018	September 30, 2017
Net income (loss)	$17,222	$(21,505)	$5,604
Adjustments:
Interest expense, net	5,055	5,059	5,193
Income tax expenses	1,608	1,521	937
Depreciation and amortization	7,913	8,012	7,158
EBITDA	31,798	(6,912)	18,892
Equity-based compensation expense	1,083	1,341	435
Foreign currency loss (gain), net	(6,001)	27,449	3,662
Derivative valuation loss, net	518	1,632	370
Restatement related expenses, net	—	—	1,343
Other	473	—	—
Adjusted EBITDA	$27,871	$23,509	$24,702
Net income (loss)	$17,222	$(21,505)	$5,604
Adjustments:
Equity-based compensation expense	1,083	1,341	435
Foreign currency loss (gain), net	(6,001)	27,449	3,662
Derivative valuation loss, net	518	1,632	370
Restatement related expenses, net	—	—	1,343
Other	473	—	—
Adjusted Net Income	$13,295	$8,917	$11,414
Adjusted Net Income per common share:
– Basic	$0.38	$0.26	$0.33
– Diluted	$0.32	$0.23	$0.28
Weighted average number of shares – Basic	34,573,377	34,420,654	34,103,029
Weighted average number of shares – Diluted	46,021,610	45,735,521	45,542,418

We present Adjusted EBITDA and Adjusted Net Income as supplemental measures of our performance. We define Adjusted EBITDA for the periods indicated as EBITDA (as defined below), adjusted to exclude (i) equity-based compensation expense, (ii) foreign currency loss (gain), net, (iii) derivative valuation loss, net, (iv) restatement related expenses (gain) and (v) other. EBITDA for the periods indicated is defined as net income (loss) before interest expense, net, income tax expenses and depreciation and amortization. We prepare Adjusted Net Income by adjusting net income (loss) to eliminate the impact of a number of non-cash expenses and other items that may be either one time or recurring that we do not consider to be indicative of our core ongoing operating performance. We believe that Adjusted Net Income is particularly useful because it reflects the impact of our asset base and capital structure on our operating performance. We define Adjusted Net Income for the periods as net income, adjusted to exclude (i) equity-based compensation expense, (ii) foreign currency loss (gain), net, (iii) derivative valuation loss, net, (iv) restatement related expenses (gain) and (v) other.

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED BALANCE SHEETS

(In thousands of US dollars, except share data)

(Unaudited)

	September 30, 2018	December 31, 2017
	(In thousands of US dollars, except share data)
Assets
Current assets
Cash and cash equivalents	$133,482	$128,575
Accounts receivable, net	103,221	92,026
Unbilled accounts receivable	35,837	—
Inventories, net	71,532	73,073
Other receivables	7,510	4,292
Prepaid expenses	15,481	9,250
Hedge collateral	6,970	7,600
Other current assets	10,711	15,444

Total current assets	384,744	330,260

Property, plant and equipment, net	200,393	205,903
Intangible assets, net	3,995	4,061
Long-term prepaid expenses	17,744	12,791
Other non-current assets	5,830	5,774

Total assets	$612,706	$558,789

Liabilities and Stockholders’ Equity
Current liabilities
Accounts payable	$81,570	$65,940
Other accounts payable	16,445	10,261
Accrued expenses	45,641	51,746
Deferred revenue	11,682	8,335
Other current liabilities	4,772	1,860

Total current liabilities	160,110	138,142

Long-term borrowings, net	305,039	303,416
Accrued severance benefits, net	148,148	148,905
Other non-current liabilities	16,861	7,963

Total liabilities	630,158	598,426

Stockholders’ equity
Common stock, $0.01 par value, 150,000,000 shares authorized, 42,994,105 shares issued and 34,600,464 outstanding at September 30, 2018 and 42,563,808 shares issued and 34,189,599 outstanding at December 31, 2017	430	426
Additional paid-in capital	141,261	136,259
Accumulated deficit	(33,925)	(40,889)
Treasury stock, 8,393,641shares at September 30, 2018 and 8,374,209 shares at December 31, 2017	(102,518)	(102,319)
Accumulated other comprehensive loss	(22,700)	(33,114)

Total stockholders’ deficit	(17,452)	(39,637)

Total liabilities and stockholders’ equity	$612,706	$558,789

MAGNACHIP SEMICONDUCTOR CORPORATION AND SUBSIDIARIES

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands of US dollars)

(Unaudited)

	Three Months Ended	Nine Months Ended
	September 30, 2018	September 30, 2018	September 30, 2017
Cash flows from operating activities
Net income (loss)	$17,222	$(1,520)	$41,283
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	7,913	23,883	20,689
Provision for severance benefits	5,521	14,686	15,354
Amortization of debt issuance costs and original issue discount	550	1,623	1,464
Loss (gain) on foreign currency, net	(5,438)	26,931	(30,615)
Restructuring gain and other	—	—	(17,010)
Stock-based compensation	1,083	3,893	1,614
Other	(2,017)	(964)	459
Changes in operating assets and liabilities
Accounts receivable, net	(19,587)	(14,282)	(20,241)
Unbilled accounts receivable	300	1,187	—
Inventories, net	(13,499)	(30,296)	3,281
Other receivables	1,839	(2),669	3,541
Other current assets	261	2,514	2,897
Accounts payable	21,887	17,414	178
Other accounts payable	(3,582)	(8,811)	(8,378)
Accrued expenses	(3,935)	(5,370)	(16,459)
Other current liabilities	773	1,533	(822)
Deferred revenue	(1,853)	3,560	(2,243)
Other non-current liabilities	(81)	1,035	283
Payment of severance benefits	(3,250)	(9,004)	(19,578)
Other	(845)	(329)	(11)
Net cash provided by (used in) operating activities	3,262	25,014	(24,314)
Cash flows from investing activities
Proceeds from settlement of hedge collateral	6,427	11,290	8,556
Payment of hedge collateral	(3,475)	(10,965)	(14,839)
Proceeds from disposal of plant, property and equipment	1,672	1,685	1,128
Purchase of plant, property and equipment	(7,443)	(18,875)	(19,269)
Payment for property related to water treatment facility arrangement	—	(4,283)	—
Payment for intellectual property registration	(202)	(776)	(977)
Collection of guarantee deposits	135	794	1,426
Payment of guarantee deposits	(89)	(89)	(41)
Other	—	(38)	24
Net cash used in investing activities	(2,975)	(21,257)	(23,992)
Cash flows from financing activities
Proceeds from issuance of senior notes	—	—	86,250
Payment of debt issuance costs	—	—	(5,902)
Proceeds from exercise of stock options	678	1,113	3,391
Acquisition of treasury stock	(199)	(199)	(11,401)
Proceeds from property related to water treatment facility arrangement	—	4,283	—
Repayment of financing related to water treatment facility arrangement	(73)	(73)	—
Net cash provided by financing activities	406	5,124	72,338
Effect of exchange rates on cash, cash equivalents and restricted cash	1,107	(3,974)	2,787
Net increase in cash, cash equivalents and restricted cash	1,800	4,907	26,819
Cash, cash equivalents and restricted cash
Beginning of the period	131,682	128,575	101,606
End of the period	133,482	133,482	128,425